RenaissanceRe Comments on Impact of Charges Against Former Executives
on its Proposed Settlement with the Securities and Exchange Commission

Pembroke, Bermuda, September 27, 2006 -- The Securities and Exchange Commission today announced securities fraud charges against three former executive officers of RenaissanceRe Holdings Ltd. (NYSE: RNR). RenaissanceRe commented, ‘‘These individuals left the Company in 2005 and accordingly it is not appropriate for the Company to comment on these charges. The Company believes these developments will have no impact on the Company's business going forward.’’

As previously disclosed, the Company has submitted an offer of settlement to the SEC in connection with the SEC's investigation relating to the Company's restatement of its financial statements for the fiscal years ended December 31, 2003, 2002 and 2001. The SEC staff today confirmed that it has recommended the proposed settlement to the SEC Commissioners, and accordingly the Company believes that today's announcement of charges against the former executives will have no adverse impact on the Company's proposed settlement.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk, which includes primary insurance and quota share reinsurance.

Cautionary Statement under ‘‘Safe Harbor’’ Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered ‘‘forward-looking.’’ These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the periods ending March 31, 2006 and June 30, 2006.

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Investor Contact: RenaissanceRe Holdings Ltd. Todd R. Fonner Chief Risk Officer and Chief Investment Officer 441-239-4801	Media Contact: Kekst and Company David Lilly or Dawn Dover 212-521-4800